NEWS RELEASE

Cornerstone Building Brands Announces Fourth-Quarter and Full-Year 2019 Results

•Fourth-quarter net sales of $1,244.4 million, in line with expectations
•Full Year Income from operations increased 70.5 percent to $214.7 million, compared to prior year period
•Full Year Adjusted EBITDA1 of $583.6 million and fourth-quarter Adjusted EBITDA1 of $158.9 million exceeded expectations
•Achieved approximately $110 million in annual savings through merger synergies and cost-savings initiatives
•Positive order-intake moving into 2020

CARY, NC, March 3, 2020 - Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), a leading provider of exterior building products, today reported fourth-quarter and full-year 2019 financial results.
“I am pleased with both our financial and operational performance," said James S. Metcalf, Chairman and Chief Executive Officer. "Our results demonstrate our ability to drive shareholder value by leveraging our strong market leadership position, delivering meaningful cost savings, and improving the balance sheet.”
GAAP performance for the fourth quarter and full year 2019 was impacted by the merger between NCI Building Systems, Inc. and Ply Gem Parent, LLC, which was completed on November 16, 2018 (the “Ply Gem Merger”).
Fourth-Quarter 2019 Results
•On a GAAP basis, net sales increased 116.9 percent to $1,244.4 million, and gross profit increased 116.1 percent to $288.0 million, or 23.1 percent of net sales, compared to the prior year period.
•Net sales declined 1.8 percent from the fourth quarter 2018, on a pro forma basis. Net sales were impacted by softening market demand in the Commercial segment which was partially offset by strength in the Windows segment.
•Gross profit of $288.0 million or 23.1 percent as a percent of net sales improved 230 basis points over the pro forma fourth quarter 2018 gross profit as a percent of net sales. The increase was primarily driven by positive price, mix and realization of cost savings, which more than offset lower manufacturing leverage from reduced volumes.
•GAAP net income was $1.9 million, or $0.02 per diluted share, down from $27.4 million, or $0.41 per diluted common share in the fourth quarter of 2018. Net income was impacted by $42.5 million of increased amortization expense associated with the intangibles from the Ply Gem Merger and the Environmental Stoneworks acquisition, $13.5 million of strategic development and acquisition related costs, and $2.5 million of restructuring and impairment charges, partially offset by the $4.2 million tax effect associated with these items.
•Adjusted EBITDA1 was $158.9 million or 12.8 percent of net sales compared to pro forma Adjusted EBITDA1 of $128.6 million or 10.1 percent of pro forma net sales for the fourth quarter 2018. The 270 basis points improvement was primarily driven by favorable price and mix, net of inflation of $26.0 million, cost savings and synergies of $37.5 million, which more than offset the manufacturing leverage impact of lower volumes and increased SG&A from variable incentive compensation.
Full-Year Fiscal 2019 Results
•On a GAAP basis, net sales increased 144.4 percent to $4,889.7 million as compared to $2,000.6 million in 2018. On a pro forma basis, net sales declined 4.2 percent to $4,906.0 million as compared to $5,119.5 million in 2018.

(1)Adjusted financial metrics used in this release for results in 2019 and 2018 are non-GAAP measures and refer to the results for 2019 and 2018. Pro forma financial metrics used in this release for results in 2018 are also non-GAAP measures and assume the Ply Gem Merger occurred on January 1, 2018 and adjust for other items affecting comparability. See the reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables.

•GAAP net loss was $15.4 million or ($0.12) per diluted share, compared with net income applicable to common shares of $62.7 million or $0.94 per diluted share in 2018.
•Pro forma Adjusted EBITDA1 was $581.9 million, or 11.9 percent of net sales, representing an improvement of 130 basis points, compared with pro forma Adjusted EBITDA1 for 2018. The improvement is primarily due to price discipline, cost management efforts and realized merger synergies.
•Total merger synergies and cost savings captured during 2019 were approximately $110 million, $10 million better than target.
•Reduced net debt to LTM Adjusted pro forma EBITDA1 to 5.4x, approximately a quarter turn better than expectations.
Fourth-Quarter 2019 Results by Segment
Windows
•On a GAAP basis, net sales were $495.9 million, which included $108.0 million attributable to Silver Line. Ply Gem’s acquisition of Silver Line was completed on October 14, 2018.
•Gross profit was $94.2 million, or 19.0 percent of net sales compared to $80.3 million of gross profit or 17.0 percent of net sales, on a pro forma basis for the fourth quarter of 2018.
•The 200 basis point gross margin improvement was driven by favorable price and mix, net of inflation and realized savings, which more than offset the lower volumes and related manufacturing impacts.
Siding
•On a GAAP basis, net sales were $270.8 million, and gross profit was $68.8 million, or 25.4 percent of net sales.
•Net sales were $267.1 million, and gross profit of $65.0 million or 24.3 percent of net sales, on a pro forma basis for the fourth quarter of 2018.
•The 110 basis point gross margin improvement was mostly driven by realized cost savings.
Commercial
•On a GAAP basis, net sales were $477.7 million, and gross profit was $125.0 million, or 26.2 percent of net sales.
•Net sales were $528.6 million, and gross profit was $118.3 million, or 22.4 percent of net sales, on a pro forma basis for the fourth quarter of 2018.
•The 380 basis point gross margin improvement was driven by favorable spread and cost savings.
Guidance
First-Quarter 2020 Guidance
•The Company anticipates mid single-digit growth in net sales over pro forma first quarter 2019 in the combined Windows and Siding segments and about flat net sales in the Commercial segment.
•Adjusted EBITDA1 is expected to be between $75 million and $90 million.
Additional Fiscal Year 2020 Guidance
We expect:
•Capital expenditures to be between 2.0 percent and 2.5 percent of net sales.
•Cash interest of approximately $200 million.
•Effective tax rate of approximately 30 percent; cash taxes of approximately $60 million.
•Benefits from primary working capital improvement to generate approximately $50 million of cash.
•To incur approximately $25 million of restructuring costs to achieve $60 million of savings.

(1)Adjusted financial metrics used in this release for results in 2019 and 2018 are non-GAAP measures and refer to the results for 2019 and 2018. Pro forma financial metrics used in this release for results in 2018 are also non-GAAP measures and assume the Ply Gem Merger occurred on January 1, 2018 and adjust for other items affecting comparability. See the reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables.

Conference Call
The Company will host a conference call at 9:00 a.m. EST on Wednesday, March 4 to discuss its financial performance with investors and securities analysts. The call will be webcast on the Company’s website, www.cornerstonebuildingbrands.com., in the Events & Presentations section of the Investors Page. The dial-in number for the conference call is 1-201-389-0872. After the live webcast, a telephonic replay of the call will be available until March 18, 2020. The replay dial-in number is 1-201-612-7415 and the replay code is 13698973. Additionally, the slide presentation to be used in connection with the Company’s webcast and conference call is available in the Investor Relations section of the Company’s website at www.cornerstonebuildingbrands.com.
About Cornerstone Building Brands
Cornerstone Building Brands is a leading manufacturer of exterior building products in North America. Headquartered in Cary, North Carolina, the Company serves residential and commercial customers across new construction and the repair & remodel markets. As the #1 manufacturer of windows, vinyl siding, insulated metal panels, metal roofing and wall systems and metal accessories, Cornerstone Building Brands combines a comprehensive portfolio of products with an expansive national footprint that includes more than 20,000 employees at manufacturing, distribution and office locations throughout North America. For more information, visit us at www.cornerstonebuildingbrands.com.
Investor Relations
Tina Beskid
919-694-2781
tina.beskid@cornerstone-bb.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and performance expectations. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions, challenging economic conditions affecting the nonresidential construction industry, downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit, volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets, our ability to successfully develop new products or improve existing products, the effects of manufacturing or assembly realignments, seasonality of the business and other external factors beyond our control, commodity price volatility and/or limited availability of raw materials, including steel, PVC resin, glass and aluminum, our ability to identify and develop relationships with a sufficient number of qualified suppliers and to avoid a significant interruption in our supply chains, retention and replacement of key personnel, enforcement and obsolescence of our intellectual property rights, costs related to compliance with, violations of or liabilities under environmental, health and safety laws, changes in building codes and standards, competitive activity and pricing pressure in our industry, our ability to make strategic acquisitions accretive to earnings, our ability to carry out our restructuring plans and to fully realize the expected cost savings, global climate change, including legal, regulatory or market responses thereto, breaches of our information system security measures, damage to our computer infrastructure and software systems, necessary maintenance or replacements to our enterprise resource planning technologies, potential personal injury, property damage or product liability claims or other types of litigation, compliance with certain laws related to our international business operations, increases in labor costs, potential labor disputes, union organizing activity and work stoppages at our facilities or the facilities of our suppliers, significant changes in factors and assumptions used to measure certain of our defined benefit plan obligations and the effect of actual investment returns on pension assets, the cost and difficulty associated with integrating and combining acquired businesses, volatility of the Company’s stock price, substantial governance and other rights held by our sponsor investors, the effect on our common stock price caused by transactions engaged in by our sponsor investors, our directors or executives, our substantial indebtedness and our ability to incur substantially more indebtedness, limitations that our debt agreements place on our ability to engage in certain business and financial transactions, our ability to obtain financing on acceptable terms, downgrades of our credit ratings, and the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, to be filed with the SEC on the date hereof, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release.

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	October 28, 2018	December 31, 2019	October 28, 2018
Sales	$1,244,415	$573,634	$4,889,747	$2,000,577
Cost of sales	956,379	440,353	3,801,328	1,537,895
Gross profit	288,036	133,281	1,088,419	462,682
	23.1%	23.2%	22.3%	23.1%

Selling, general and administrative expenses	161,493	78,875	627,861	307,106
Intangible asset amortization	44,878	2,411	177,577	9,648
Restructuring and impairment charges, net	2,538	769	18,060	1,912
Strategic development and acquisition related costs	13,517	11,661	50,185	17,164
Loss on disposition of business	—	—	—	5,673
Gain on insurance recovery	—	—	—	(4,741)
Income from operations	65,610	39,565	214,736	125,920
Interest income	183	22	674	140
Interest expense	(56,128)	(4,895)	(229,262)	(21,808)
Foreign exchange gain (loss)	970	(152)	2,054	(244)
Loss on extinguishment of debt	—	—	—	(21,875)
Other income (expense), net	518	(110)	1,183	962
Income (loss) before income taxes	11,153	34,430	(10,615)	83,095
Provision for income taxes	9,223	6,875	4,775	19,989
	82.7%	20.0%	(45.0)%	24.1%

Net income (loss)	$1,930	$27,555	$(15,390)	$63,106
Net income allocated to participating securities	(27)	(138)	—	(412)
Net income (loss) applicable to common shares	$1,903	$27,417	$(15,390)	$62,694

Income (loss) per common share:
Basic	$0.02	$0.41	$(0.12)	$0.95
Diluted	$0.02	$0.41	$(0.12)	$0.94

Weighted average number of common shares outstanding:
Basic	125,722	66,262	125,576	66,260
Diluted	125,761	66,326	125,576	66,362

Increase in sales	116.9%	17.4%	144.4%	13.0%

Selling, general and administrative expenses percentage of net sales	13.0%	13.8%	12.8%	15.4%

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$98,386	$143,847
Restricted cash	3,921	3,760
Accounts receivable, net	491,740	438,505
Inventories, net	439,194	536,675
Income taxes receivable	48,466	1,027
Investments in debt and equity securities, at market	3,776	3,414
Prepaid expenses and other	78,516	69,291
Assets held for sale	1,750	7,272
Total current assets	1,165,749	1,203,791

Property, plant and equipment, net	652,841	614,007
Lease right-of-use assets	316,155	—
Goodwill	1,669,594	1,640,211
Intangible assets, net	1,740,700	1,669,901
Deferred income taxes	7,510	1,198
Other assets, net	11,797	12,079
Total assets	$5,564,346	$5,141,187

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,600	$25,600
Payable pursuant to a tax receivable agreement	—	24,760
Accounts payable	205,629	220,857
Accrued compensation and benefits	92,130	72,630
Accrued interest	19,070	41,185
Current portion of lease liabilities	72,428	—
Other accrued expenses	233,687	265,138
Total current liabilities	648,544	650,170

Long-term debt	3,156,924	3,085,163
Deferred income taxes	291,987	295,675
Long-term lease liabilities	243,780	—
Other long-term liabilities	287,793	150,197
Total long-term liabilities	3,980,484	3,531,035

Common stock	1,261	1,256
Additional paid-in capital	1,248,787	1,237,056
Accumulated deficit	(281,229)	(265,839)
Accumulated other comprehensive loss, net	(32,398)	(10,813)
Treasury stock, at cost	(1,103)	(1,678)
Total stockholders’ equity	935,318	959,982

Total liabilities and stockholders’ equity	$5,564,346	$5,141,187

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Year Ended
	December 31, 2019	October 28, 2018
Cash flows from operating activities:
Net income (loss)	$(15,390)	$63,106
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	263,764	42,325
Non-cash interest expense	8,504	1,501
Loss on extinguishment of debt	—	21,875
Share-based compensation expense	14,078	11,638
Loss on disposition of business, net	—	5,092
Gain on insurance recovery	—	(4,741)
Non-cash fair value premium on purchased inventory	16,249	—
Losses (gains) on asset sales, net	321	(502)
Provision for doubtful accounts	2,035	(491)
Deferred income taxes	(6,085)	(889)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(38,242)	(35,397)
Inventories	91,822	(58,534)
Income taxes	(32,719)	2,605
Prepaid expenses and other	(10,279)	(5,479)
Accounts payable	(21,141)	24,465
Accrued expenses	(40,403)	16,284
Other, net	(2,906)	(395)
Net cash provided by operating activities	229,608	82,463
Cash flows from investing activities:
Acquisitions, net of cash acquired	(179,184)	—
Capital expenditures	(121,085)	(47,827)
Proceeds from sale of property, plant and equipment	5,511	6,338
Business disposition, net	—	(1,426)
Proceeds from insurance	—	4,741
Net cash used in investing activities	(294,758)	(38,174)
Cash flows from financing activities:
Proceeds from stock options exercised	—	1,279
Proceeds from ABL facility	290,000	100,000
Payments on ABL facility	(220,000)	(100,000)
Proceeds from term loan	—	415,000
Payments on term loan	(25,620)	(146,221)
Payments on senior notes	—	(265,470)
Payments on note payable	—	(1,742)
Payments of financing costs	—	(6,546)
Payments related to tax withholding for share-based compensation	(1,934)	(5,068)
Purchases of treasury stock	—	(46,705)
Payments on tax receivable agreement	(24,906)	—
Net cash provided by (used in) financing activities	17,540	(55,473)
Effect of exchange rate changes on cash and cash equivalents	2,310	(93)
Net decrease in cash, cash equivalents and restricted cash	(45,300)	(11,277)
Cash, cash equivalents and restricted cash at beginning of period	147,607	65,794
Cash, cash equivalents and restricted cash at end of period	$102,307	$54,517

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME (LOSS) COMPARISON
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	October 28, 2018	December 31, 2019	October 28, 2018
Net income (loss) per diluted common share, GAAP basis	$0.02	$0.41	$(0.12)	$0.94
Restructuring and impairment charges, net	0.02	0.01	0.14	0.03
Strategic development and acquisition related costs	0.11	0.18	0.40	0.26
Loss on disposition of business	—	—	—	0.08
Loss on extinguishment of debt	—	—	—	0.33
Acceleration of CEO retirement benefits	—	—	—	0.07
Gain on insurance recovery	—	—	—	(0.07)
Non cash loss (gain) on foreign currency transactions	(0.01)	—	(0.02)	—
Non cash charge of purchase price allocated to inventories	—	—	0.13	—
Customer inventory buybacks	—	—	—	—
Other, net	0.01	—	0.04	—
Tax effect of applicable non-GAAP adjustments(1)	(0.03)	(0.05)	(0.18)	(0.19)
Adjusted net income per diluted common share(2)	$0.11	$0.55	$0.39	$1.45

	Three Months Ended		Year Ended
	December 31, 2019	October 28, 2018	December 31, 2019	October 28, 2018
Net income (loss) applicable to common shares, GAAP basis	$1,903	$27,417	$(15,390)	$62,694
Restructuring and impairment charges, net	2,538	769	18,060	1,912
Strategic development and acquisition related costs	13,517	11,661	50,185	17,164
Loss on disposition of business	—	—	—	5,673
Loss on extinguishment of debt	—	—	—	21,875
Acceleration of CEO retirement benefits	—	—	—	4,600
Gain on insurance recovery	—	—	—	(4,741)
Non cash loss (gain) on foreign currency transactions	(970)	152	(2,054)	244
Non cash charge of purchase price allocated to inventories	—	—	16,249	—
Customer inventory buybacks	—	—	576	—
Other, net	946	—	4,726	(323)
Tax effect of applicable non-GAAP adjustments(1)	(4,168)	(3,460)	(22,813)	(12,850)
Adjusted net income applicable to common shares(2)	$13,766	$36,539	$49,539	$96,248

(1)The Company calculated the tax effect of non-GAAP adjustments by applying the applicable federal and state statutory tax rate for the period to each applicable non-GAAP item.
(2)The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statements of operations.
Certain amounts in this release have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be the arithmetic aggregation of the individual amounts that comprise or precede them.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	October 28, 2018	December 31, 2019	October 28, 2018
Operating income, GAAP	$65,610	$39,565	$214,736	$125,920
Restructuring and impairment charges, net	2,538	769	18,060	1,912
Strategic development and acquisition related costs	13,517	11,661	50,185	17,164
Loss on disposition of business	—	—	—	5,673
Acceleration of CEO retirement benefits	—	—	—	4,600
Gain on insurance recovery	—	—	—	(4,741)
Non cash charge of purchase price allocated to inventories	—	—	16,249	—
Customer inventory buybacks	—	—	576	—
Other, net	946	—	4,726	(323)
Adjusted operating income	82,611	51,995	304,532	150,205

Other income (loss), net	518	(110)	1,183	962
Depreciation and amortization	72,279	11,351	263,764	42,325
Share-based compensation expense	3,465	2,729	14,078	8,038
Adjusted EBITDA	$158,873	$65,965	$583,557	$201,530

Impact of Environmental Stoneworks acquisition(1)	—	—	(1,679)	—
Impact of other acquisitions(2)	—	78,771	—	349,049
Change in fiscal period(3)(4)	—	(16,161)	—	(10,612)
Pro Forma Adjusted EBITDA	$158,873	$128,575	$581,878	$539,967

(1) Reflects the Adjusted EBITDA of Environmental Stoneworks for the period January 1, 2019 to the acquisition date of February 20, 2019.
(2) Acquisitions reflect the estimated impact of combining Ply Gem, Atrium, Silver Line and Environmental Stoneworks.
(3) The change in fiscal period reflects the estimated impact from moving from a 52/53 week fiscal year-end to a four-four-five week calendar year.
(4) Includes change to FX gain/loss recognition.

CORNERSTONE BUILDING BRANDS, INC.
BUSINESS SEGMENTS
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2019		October 28, 2018
		% of Net Sales		% of Net Sales	% Change
Net Sales
Commercial	$477,741	38.4%	$573,634	100.0%	(16.7)%
Siding	270,806	21.8%	—	—%	100.0%
Windows	495,868	39.8%	—	—%	100.0%
Total net sales	$1,244,415	100.0%	$573,634	100.0%	116.9%

Gross Profit
Commercial	$125,036	26.2%	$133,281	23.2%	(6.2)%
Siding	68,757	25.4%	—	—%	100.0%
Windows	94,243	19.0%	—	—%	100.0%
Total gross profit	$288,036	23.1%	$133,281	23.2%	116.1%

Operating Income
Commercial	$58,637	12.3%	$72,580	12.7%	(19.2)%
Siding	14,927	5.5%	—	—%	100.0%
Windows	30,499	6.2%	—	—%	100.0%
Corporate	(38,453)	—	(33,015)	—%	(16.5)%
Total operating income	$65,610	5.3%	$39,565	6.9%	65.8%

	Year Ended
	December 31, 2019		October 28, 2018
		% of Net Sales		% of Net Sales	% Change
Net Sales
Commercial	$1,847,893	37.8%	$2,000,577	100.0%	(7.6)%
Siding	1,111,407	22.7%	—	—%	100.0%
Windows	1,930,447	39.5%	—	—%	100.0%
Total net sales	$4,889,747	100.0%	$2,000,577	100.0%	144.4%

Gross Profit
Commercial	$457,747	24.8%	$462,682	23.1%	(1.1)%
Siding	277,583	25.0%	—	—%	100.0%
Windows	353,089	18.3%	—	—%	100.0%
Total gross profit	$1,088,419	22.3%	$462,682	23.1%	135.2%

Operating Income
Commercial	$201,073	10.9%	$230,365	11.5%	(12.7)%
Siding	66,273	6.0%	—	—%	100.0%
Windows	92,538	4.8%	—	—%	100.0%
Corporate	(145,148)	—	(104,445)	—%	(39.0)%
Total operating income	$214,736	4.4%	$125,920	6.3%	70.5%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF PRO FORMA SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Reported	Acquisitions (1)	Change in Fiscal Period (2)	Pro Forma	% of Net Sales
Three months ended October 28, 2018
Net Sales
Commercial	$573,634	$—	$(45,024)	$528,610
Siding	—	267,118	—	267,118
Windows	—	471,825	—	471,825
Total Net Sales	$573,634	$738,943	$(45,024)	$1,267,553

Gross Profit
Commercial	$133,281	$—	$(14,938)	$118,343	22.4%
Siding	—	64,973	—	64,973	24.3%
Windows	—	80,316	—	80,316	17.0%
Total Gross Profit	$133,281	$145,289	$(14,938)	$263,632	20.8%

Year Ended December 31, 2018
Net Sales
Commercial	$2,000,577	$—	$14,376	$2,014,953
Siding	—	1,127,331	—	1,127,331
Windows	—	1,977,203	—	1,977,203
Total Net Sales	$2,000,577	$3,104,534	$14,376	$5,119,487

Gross Profit
Commercial	$462,682	$—	$(3,660)	$459,022	22.8%
Siding	—	284,123	—	284,123	25.2%
Windows	—	347,950	—	347,950	17.6%
Total Gross Profit	$462,682	$632,073	$(3,660)	$1,091,095	21.3%

	Reported	Acquisitions (1)(3)	Pro Forma	% of Net Sales
Year Ended December 31, 2019
Net Sales
Commercial	$1,847,893	$—	$1,847,893
Siding	1,111,407	16,229	1,127,636
Windows	1,930,447	—	1,930,447
Total Net Sales	$4,889,747	$16,229	$4,905,976

Gross Profit
Commercial	$457,747	$—	$457,747	24.8%
Siding	277,583	18,015	295,598	26.2%
Windows	353,089	—	353,089	18.3%
Total Gross Profit	$1,088,419	$18,015	$1,106,434	22.6%

(1) Acquisitions reflect the estimated impact of combining Ply Gem, Atrium, Silver Line and Environmental Stoneworks.
(2) Change in fiscal period reflects the estimated impact from moving from a 52/53 week fiscal year-end to a four-four-five calendar year.
(3) Gross margin adjustment for the non-cash inventory fair value step-up of $16.2 million associated with the Ply Gem merger and Environmental Stoneworks acquisition.